Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-149655) and Forms S-8 (No. 333-107936, No. 333-127664, No. 333-143256 and No. 333-175784) of Medco Health Solutions, Inc. of our report dated February 21, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
February 21, 2012